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                                                                  Exhibit 9.1

                         CATAPULT COMMUNICATIONS CORPORATION

                                VOTING TRUST AGREEMENT


     This Voting Trust Agreement ("Agreement") is made as of June 8, 1998 by and among Richard A. Karp, as trustee ("Trustee"), Nancy Hood-Karp, as grantor and beneficiary (the "Beneficiary"), Catapult Communications Corporation, a Nevada corporation (the "Company") and Wilson Sonsini Goodrich & Rosati, Professional Corporation (the "Depositary").

                                       RECITAL

     WHEREAS, the Company will shortly acquire by merger (the "Merger") the assets and liabilities of Catapult Communications Corporation, a California corporation ("Catapult California"), and in connection therewith will issue shares of its Common Stock to the former shareholders of such corporation;

     WHEREAS, Beneficiary desires to transfer and assign shares of the capital stock of the Company to be acquired by her in such Merger and thereafter to a voting trust to be held and administered by Trustee upon the terms and conditions set forth herein pursuant to Section 365 of the General Corporation Law of Nevada; and

     WHEREAS, the voting trust created under this Agreement is being established by Beneficiary and Trustee in connection with and as a part of a partial marital settlement, division of their community property and dissolution of their marriage.

                                     AGREEMENT

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, Beneficiary hereby creates, and Trustee hereby accepts, a trust on the terms and conditions stated herein, and the parties hereto agree as follows:

     1.   ESTABLISHMENT, ADMINISTRATION AND TERMINATION OF VOTING TRUST.

          1.1 DEFINITION. As used in this Agreement the term "Shares" shall include all Beneficiary's shares of Common Stock of Catapult California held on the date hereof, and upon consummation of the Merger (and taking into account the stock split contemplated in connection therewith), "Shares" shall include the 4,500,000 shares of Common Stock of the Company to be acquired in the Merger by Beneficiary or, pursuant to this Agreement, Trustee, as well as (a) any securities of the Company distributed with respect to or on account of such shares pursuant to any stock dividend, stock split or similar recapitalization of the Company and (b) any other shares of capital stock of the Company the beneficial ownership of which is otherwise acquired directly or



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indirectly by Beneficiary during the term of this Agreement.  Shares received by Beneficiary pursuant to clause (a) or (b) above are also referred to herein as "Additional Shares". The term "Shares" shall not be deemed to include shares held by Richard A. Karp ("RAK") in any capacity other than as Trustee. In the event that the Merger is not completed prior to or concurrently with the execution of this Agreement, the term "Shares" shall refer to shares of the capital stock of Catapult California until the effective time of the Merger, and the parties intend that the terms of this Agreement shall apply MUTATIS MUTANDIS to any such capital stock.

          1.2    TRANSFER OF UNENCUMBERED SHARES TO TRUSTEE.

                 (a) Beneficiary hereby assigns and transfers all the Shares to Trustee to be held by Trustee pursuant to this Agreement and shall surrender to the Company, and the Company shall cancel, any and all stock certificates representing Shares held and/or beneficially owned by Beneficiary as of the date hereof. Beneficiary also assigns and transfers and shall surrender promptly to the Company, and Company shall so cancel, all certificates for Additional Shares acquired during the term of this Agreement and/or beneficially owned by Beneficiary. Beneficiary hereby authorizes the Company to issue, in the name of "Richard A. Karp, Trustee under Voting Trust Agreement dated June 8, 1998", new certificates representing said Shares and Additional Shares, as the case may be, to which there shall be affixed the legend set forth in Section 2.1. hereto and any additional legends required to comply with applicable securities laws or to evidence other applicable restrictions. Beneficiary hereby agrees to deliver to Trustee all further documents necessary or desirable to substantiate and complete the delivery and transfer of the Shares and any additional Shares to Trustee hereunder. The trust created under this agreement shall be irrevocable and may not be terminated except as provided in Section 1.9 of this Agreement. Without limiting the foregoing, to the extent the Shares transferred to the Trustee as of the date hereof constitute shares of Catapult California, Beneficiary hereby authorizes the Trustee to effect cancellation of such Shares upon consummation of the Merger and authorizes and instructs the Company to cancel such Shares and reissue certificates for Shares of the Company in the name of "Richard A. Karp, Trustee under Voting Trust Agreement dated June 8, 1998." Beneficiary may at any time thereafter surrender her Trust Certificate(s) issued pursuant to Section 1.3 below evidencing her interest in the Shares of Catapult California held pursuant to this Agreement in exchange for new Trust Certificate(s) reflecting her interest in Shares of the Company held pursuant to this Agreement.

                 (b) Promptly upon receipt by Trustee of certificates representing the Shares issued in the name of Trustee, he shall transmit such certificates, together with proper instruments of assignment and transfer for each of such certificates duly endorsed by Trustee in blank, with signatures guaranteed, to the Depositary, which shall hold and deliver such certificates in accordance with this Agreement.

          1.3 ISSUANCE OF TRUST CERTIFICATES. Trustee shall, concurrently with any transfer provided for in Section 1.2 hereof, issue and deliver to Beneficiary a certificate or certificates signed by him for the Shares transferred by Beneficiary to the Trust in the form of the certificate attached

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hereto as EXHIBIT A (the "Trust Certificate").  Trustee shall issue and deliver new Trust Certificates in lieu of lost, stolen or destroyed Trust Certificates, or in exchange for mutilated Trust Certificates, upon such terms and conditions as to indemnification or otherwise as Trustee in his discretion may impose.

          1.4    DIVIDENDS.

                 (a) Beneficiary shall be entitled to receive, from time to time, payment of any dividends or distributions paid, other than in the form of voting securities of the Company, and collected by Trustee upon the number of Shares represented by said Trust Certificate. Trustee hereby directs the Company to make direct payment or delivery thereof to Beneficiary.

                 (b) In the event that any dividend or distribution paid in the form of voting securities of the Company shall be received by Trustee, Beneficiary shall be entitled to receive from Trustee new or additional Trust Certificates in the amount of the securities received by Trustee as such dividend or distribution upon the number of the Shares represented by said Trust Certificate held by Beneficiary.

          1.5    TRUSTEE.

                 (a) Except as provided in this Agreement, Trustee may adopt his own rules of procedure. Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of Trustee (other than voting), provided that the responsibility for all matters requiring substantive decisions shall not be delegated.

                 (b) Trustee may act as a director and/or officer of the Company or of any subsidiary or controlled or affiliated corporation, and may vote the Shares held hereunder in favor of his election as such.

     1.6  LIABILITIES AND EXPENSES OF TRUSTEE.

                 (a) Trustee assumes no liability with respect to the Shares as a stockholder, his interest hereunder being solely that of Trustee. In voting the Shares represented by the stock certificates issued to him hereunder (which he may do in his sole discretion and either in person or by proxy to any other person or persons or his or their substitute or substitutes, provided that a proxy given to any person may be voted only in accordance with specific instructions given by Trustee), Trustee will act in all matters in accordance with this Agreement; but he assumes no responsibility or liability in respect of any action taken by him in accordance herewith or taken as a result of his vote so cast, and Trustee shall not incur any responsibility as Trustee or otherwise by reason of any error of fact or law, mistake of judgment, or of any matter or thing done or suffered or omitted to be done in accordance with this Agreement, except for Trustee's willful misconduct.

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                 (b)   The duties and responsibilities of Trustee shall be
limited to those expressly set forth in this Agreement and any amendment hereto which has been executed by Trustee, and Trustee shall not be obligated to recognize any other agreement whether or not he has knowledge thereof.

                 (c) All expenses paid or incurred by Trustee in the administration of his trust hereunder (including without limitation all counsel and advisers' and agents' fees and the expenses of preparing all Trust Certificates) shall be borne by Trustee; provided, however, that nothing contained in this Agreement shall obligate Trustee to pay Beneficiary's legal fees or other expenses incurred in connection with the negotiation and execution of this Agreement. All taxes or other governmental charges involved in the sale, transfer or issuance of any Shares or Trust Certificates or in respect of the ownership of the Shares held by Trustee or in respect of any dividends, distributions or rights in respect of the Shares shall be borne by Beneficiary.

          1.7 TRUSTEE'S RIGHTS AS STOCKHOLDER OF THE COMPANY. Until the termination of this Agreement as hereinafter provided and except as otherwise specifically provided herein, Trustee shall possess legal title to the Shares and shall be entitled in his discretion, and not subject to any review, to exercise in person or by proxy in respect of any and all Shares at any time deposited under this Agreement, all rights and powers to vote the Shares in any corporate or stockholders' action of any kind, with or without a meeting, including but not limited to the election of directors, amendment of the articles of incorporation or bylaws of the Company, a proposed dissolution and/or liquidation of the Company, a merger or consolidation of the Company, the sale of all or substantially all of the Company's assets and the issuance or creation of additional securities of the Company. Except as provided in this Agreement, Trustee will have no authority to sell, pledge, encumber, hypothecate, or otherwise dispose of any of the Shares deposited pursuant to this Agreement.

          1.8 RESIGNATION. Trustee may at any time resign by giving notice in writing to Beneficiary, the Company and the party holding the certificates representing the Shares pursuant to Section 1.2(b) above , and such resignation
shall be effective without any acceptance thereof.   Upon such resignation, the
trust created hereunder shall terminate as provided in Section 1.9 below.

          1.9    TERMINATION.

                 (a) This Agreement and the trust created hereunder shall terminate, without any action or notice by Trustee or Beneficiary, with respect to the Shares upon the earlier of (i) the effective date of a merger or consolidation of the Company (other than a merger effected for the purpose of changing the Company's jurisdiction of incorporation) or the sale of all or substantially all of the Company's assets (other than the sale of inventory in the ordinary course of business) where the shareholders of the Company immediately prior to the merger or sale do not hold a majority of the voting securities of the surviving corporation; (ii) the death or permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986) of Trustee; (iii) the

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resignation of Trustee pursuant to Section 1.8 above; or (iv) the fifteenth
(15th) anniversary of the date of this Agreement first set forth above (the "Expiration Date").

                 (b) At any time within the two (2) years immediately preceding the Expiration Date or the expiration of any extension of this Agreement, the parties hereto, or their successors in interest, may enter into a written agreement to extend the duration of this Agreement with respect to the Shares for a period of time not to exceed fifteen (15) years from the Expiration Date or the date of the last extension of this Agreement. Trustee shall file a duplicate copy of any agreement providing for an extension of this Agreement in the registered office of the Company upon execution thereof. Except as otherwise provided in this Agreement, the trust created by this Agreement is irrevocable.

                 (c) Upon termination of this Agreement pursuant to Section 1.9(a) above, Trustee, in exchange for and upon surrender or cancellation of any Trust Certificates representing Shares, shall, in accordance with the terms hereof, deliver or cause to be delivered certificates for such Shares to the registered holders thereof in the amounts called for by such Trust Certificates either registered in the name of the holder or duly endorsed in blank or accompanied by a proper instrument of assignment and transfer thereof duly executed in blank to the holder thereof, and Trustee may require the holders of such Trust Certificates to surrender the same for, or may cancel such certificate upon, such exchange. If any registered Trust Certificate holder cannot be located or fails or refuses to surrender its Trust Certificate(s) in exchange for a certificate or certificates representing the Shares as stated above, Trustee may, at his option, deliver the certificate or certificates representing the Shares to the Company or to any bank or trust company in California to be held subject to the surrender of such Trust Certificate(s) for the benefit of the person or persons entitled thereto. Upon any such delivery, Trustee shall be fully acquitted and discharged with respect to the Shares.

                 (d) In the event a Trust Certificate is canceled pursuant to this Agreement, Trustee shall promptly inform the holder thereof of such cancellation and shall direct the tender thereof to Trustee, but in no event is such tender necessary for the cancellation of such Trust Certificate to be effective.

                 (e) After the termination of this Agreement as herein provided with respect to all of the Shares and delivery by Trustee of any Shares then held hereunder in exchange for or upon cancellation of all outstanding Trust Certificates as provided herein, all further obligations or duties of Trustee under this Agreement or any provision thereof shall cease.

     2. TRANSFER RESTRICTIONS; TRANSFER OF TRUST INTERESTS; RIGHT OF FIRST REFUSAL.

          2.1 RESTRICTIONS ON TRANSFER. Sales, assignments or transfers of Trust Certificates may be made only upon compliance with all of the provisions of this Agreement. Beneficiary agrees that Trust Certificate(s) and certificate(s) representing the Shares shall have printed thereon such

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legends as may be required by federal or state securities laws together with a legend to the following effect:


          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, A VOTING TRUST AGREEMENT DATED JUNE 8, 1998 WHICH CONTAINS CERTAIN TRANSFER RESTRICTIONS AND RIGHTS OF FIRST REFUSAL, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CATAPULT COMMUNICATIONS CORPORATION."


          2.2    TRANSFER OF TRUST INTERESTS.

                 (a) Beneficiary may sell, assign or transfer Trust Certificates representing any or all of the Shares at any time or from time to time, subject to the provisions of this Section 2. Prior to any such sale, assignment or transfer, Beneficiary shall provide written notice to Trustee and Richard A. Karp individually (the "Transfer Notice"), in substantially the form attached hereto as EXHIBIT B, informing Trustee and RAK of the intended sale, assignment or transfer (a "Transfer").

                 (b) Upon receipt by RAK of a Transfer Notice, he shall have an irrevocable right to purchase the Trust Certificates which are the subject of the Transfer Notice (the "Subject Certificates") for ten (10) calendar days from actual receipt of such Transfer Notice at the price and on the same terms as stated in the Transfer Notice. This right may be exercised by written notice to Beneficiary, signed by RAK, stating that he desires to purchases the Subject Certificates and tendering the purchase price therefor. If the Transfer Notice specifies consideration other than cash, then the Subject Certificates may be purchased for cash at the net fair market value of such consideration, as determined in good faith by an independent appraiser mutually acceptable to and Beneficiary, and the payment date shall be extended appropriately to permit such appraisal. If RAK does not elect to purchase the Subject Certificates as set forth above, Trustee shall promptly take any actions necessary to effect the transfer of such Subject Certificates to the third party named in the Transfer Notice. The right of first refusal contained in this Section 2.2(b) shall terminate and be of no further force or effect upon the closing the Company's initial public offering of its Common Stock pursuant to a firm commitment underwriting.

                 (c) A Trust Certificate may be transferred by endorsement by Beneficiary, Beneficiary's attorney-in-fact, or by the administrator, executor or guardian of Beneficiary's estate, and delivery of such Trust Certificate to Trustee; but such transfer shall not be evidence to or binding upon Trustee until such Trust Certificate is surrendered to Trustee and the transfer is entered upon records to be kept by Trustee. Shares represented by a Trust Certificate which is transferred to any third party ("Transferee") pursuant to this Section 2 shall remain subject to the terms of this Agreement, provided, however, that if such Trust Certificate is transferred to RAK, the Shares shall

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no longer be subject to the terms of this Agreement.  A condition precedent to the transfer of any Trust Certificates to any Transferee, other than to RAK, is that such Transferee shall become party to this Agreement, and shall execute any and all instruments, and take all other actions, necessary to carry out the purposes of this Agreement. Upon Beneficiary's endorsement and surrender of a Trust Certificate to Trustee in connection with a transfer, Trustee shall promptly issue and deliver to the Transferee a new Trust Certificate for the number of Shares to be transferred. If applicable, Trustee shall issue and deliver to Beneficiary a new Trust Certificate representing the balance of Shares upon such transfer to transferee. Beneficiary shall transfer a Trust Certificate only if the Transfer is in compliance with all applicable securities laws and rules, and Beneficiary shall be responsible for providing Trustee with any and all documents necessary to substantiate and complete the intended Transfer.

          2.3     EXCEPTIONS.  Notwithstanding anything to the contrary in this
Section 2, Beneficiary may, without complying with Section 2.2(b) hereof, transfer any or all Trust Certificates to her ancestors, descendants, siblings, or spouse, or to a custodian, executor, or other fiduciary primarily for the account of Beneficiary or her ancestors, descendants, siblings, or spouse.

     3.   SALE OF SHARES.

          (a) At any time or from time to time after the closing of the initial public offering by the Company of its Common Stock in a firm commitment underwriting (the "IPO"), Beneficiary may sell all or a portion of the Shares upon compliance with the procedures set forth in this Section 3(a). Any such sale shall be initiated by Beneficiary by written instructions to the Depositary, with a copy to the Trustee (the "Sale Notice"), in substantially the form attached hereto as EXHIBIT C. Upon receipt of a Sale Notice, the Depositary shall immediately deliver to Beneficiary, or to such recipient as Beneficiary may instruct, at the address specified in the Sale Notice, certificates representing a sufficient number of Shares to permit the sale of the number of Shares specified in the Sale Notice together with proper and sufficient instruments of assignment or transfer duly endorsed by Trustee in blank. Beneficiary shall have thirty (30) days from the date the certificates representing the Shares are delivered by Trustee to effect the sale. Such sale must be effected in a "broker's transaction" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, shall not be intended by Beneficiary to result in acquisition of such Shares by a party related to or affiliated with Beneficiary, and must be effected otherwise in accordance with the provisions set forth on Exhibit C hereto. Upon expiration of such period, Beneficiary shall return, or cause to be returned, to the Depositary any Shares which remain unsold, and such Shares shall remain subject to all the terms of this Agreement. All taxes, commissions and other expenses incident to any such sale shall be paid by Beneficiary. Any such sale by Beneficiary or any other seller shall be made only in compliance with all applicable securities laws and rules, including, without limitation, Rules 144 (if applicable) and 10b-5 promulgated by the Securities and Exchange Commission.

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          (b)    Notwithstanding the first sentence of Section 3(a) above,
Beneficiary shall have the right to sell Shares held in the trust created under this Agreement in the following circumstances:

                 (1) Beneficiary may sell in the IPO, including pursuant to any exercise of an over-allotment option that may be granted to the underwriters of the IPO, such number of Shares as the Company, RAK and Beneficiary may otherwise agree upon, and the parties to this Agreement shall cooperate in all reasonable respects to allow any such sale to proceed in an orderly manner; and

                 (2) Prior to the IPO, Beneficiary may sell Shares to the Company pursuant to that certain Severance Agreement and Mutual Release of All Claims executed by the Catapult California and Beneficiary concurrently with this Agreement.

          (c) Shares sold pursuant to this Section 3 shall no longer be subject to the terms of this Agreement unless reacquired by Beneficiary during the term of this Agreement.

     4.   PROVISIONS REGARDING THE DEPOSITARY.

          (a) The Depositary shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any act it may do or omit to do hereunder as Depositary while acting in good faith, and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

          (b) The Depositary is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Depositary obeys or complies with any such order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (c) The Depositary shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

          (d) If the Depositary reasonably requires other or further instruments in connection with the performance of its duties under this Agreement, the necessary parties hereto shall join in furnishing such instruments.

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          (e)    Should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Depositary hereunder, the Depositary is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Depositary shall be under no duty whatsoever to institute or defend any such proceedings.

     5.   MISCELLANEOUS.

          5.1 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and, except as otherwise set forth herein, may not be amended or modified, and no rights or provisions herein may be waived, without the written approval of the parties hereto, or their successors in interest.

          5.2 GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Nevada except that, to the extent that this Agreement applies to shares of Catapult California by virtue of the last sentence of Section 1.1, it shall be construed under and governed by the laws of the State of California and the maximum duration of the trust created hereunder shall be ten (10) years.

          5.3 NOTICES, ETC. All notices and other communications required or permitted hereunder, shall be in writing and shall be sent by facsimile, personally delivered, mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by a nationally recognized courier service, addressed to the party's facsimile number or address as set forth opposite there respective signatures hereto, or to such other address or facsimile number as such party shall have furnished to the other parties hereto in writing. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of a commercial overnight courier, on the next business day after the date when sent; (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and (iv) in the case of delivery via facsimile, one (1) business day after the date of transmission provided that said transmission is confirmed telephonically on the date of transmission.

          5.4 ARBITRATION. Any controversy, claim, or dispute arising out of or relating to this contract, or any breach thereof, including without limitation any dispute concerning the scope of this arbitration clause, shall be settled by final and binding arbitration pursuant to the American Arbitration Association ("AAA") and the rules promulgated by the AAA. At the request of any party, the arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator, or, at the election of any party, three neutral arbitrators, appointed in accordance with the AAA. The award of

                                        -9-
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the arbitrator(s) shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. The arbitrator(s) may award damages and/or permanent injunctive relief, but in no event shall the arbitrator(s) have the authority to award punitive or exemplary damages. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with this paragraph. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. The arbitrator(s) shall also have the authority to award attorneys fees, expert witness fees and costs to the prevailing party.

          5.5 ENFORCEMENT. The parties acknowledge and agree that in the event of any breach of this Agreement, including, without limitation, any transfer of Shares or Trust Certificates by Beneficiary contrary to the provisions of this Agreement, remedies at law will be inadequate, and each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

          5.6 SUCCESSORS AND ASSIGNS. This agreement and all of the terms, covenants, and conditions herein contained, including any amendment or waiver of the provisions hereof effected in accordance with Section 3.7, shall be binding upon and inure to the benefit of all of the parties hereto and their respective transferees, successors, heirs, executors, administrators and assigns.

          5.7 SEVERABILITY. Wherever there is any conflict between any provision of this agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event each provision of this agreement thus affected shall be limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph, or clause of this agreement shall be held by a court of proper jurisdiction to be indefinite, invalid or otherwise unenforceable, this entire agreement shall not fail as a result, but the balance of this agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties. The parties agree that whenever they become aware of any conflict or event referred to in the preceding two sentences, they shall promptly thereafter, to the extent permissible under applicable law, amend this agreement or enter into another form of voting trust agreement or a voting agreement, or take such other reasonable actions, so as to make effective and enforceable the intent of the provisions affected.

          5.8 WAIVERS AND AMENDMENTS. With the written consent of all the parties to this Agreement, this Agreement may be amended and the obligations of the parties under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely).

          5.9 HEADINGS. The paragraph headings herein have been inserted for convenience only, and are not intended to restrict, construe, or modify in any manner any of the terms or provisions hereof.

          5.10 DELAYS OR OMISSIONS. The parties agree that no delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of, or acquiescence in, any such breach or default or any similar breach or default thereafter occurring. The parties further agree that any waiver, permit, consent or approval of any kind or character on the part of a party hereto of any breach or default under this agreement, or any waiver of any provisions or conditions of this agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this agreement, or by law or otherwise afforded to such party, shall be cumulative and not alternative.

          5.11 NO THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided herein, no provision of this agreement is intended, nor shall be interpreted, to provide or create any third party beneficiary or other rights in any person or entity that is not a party to this agreement.

          5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

     Address and Facsimile Number                 Signatures
     ----------------------------                 ----------

160 South Whisman Road              CATAPULT COMMUNICATIONS CORPORATION
Mountain View, CA 94041
Facsimile No. (650) 960-1029
                                    By: /s/ Richard A. Karp
                                        ---------------------------

                                    Title: President
                                           ------------------------


221 Parkside Dr.                    /s/ Nancy Hood-Karp
Palo Alto, CA 94306                 ---------------------------
Facsimile No. (650)                 Nancy Hood-Karp, Beneficiary


334 Diablo Court                    /s/ Richard A. Karp
Palo Alto, CA 94306                 ---------------------------
Facsimile No. (650) 856-8806        Richard A. Karp, Trustee



650 Page Mill Road                  WILSON SONSINI GOODRICH & ROSATI
Palo Alto, CA 94304-1050            Professional Corporation (Depositary)
Attention: Henry P. Massey, Jr.
Facsimile No. (650) 493-6811        By:  /s/ Henry P. Massey, Jr.
                                         ---------------------------


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                                      EXHIBIT A

                                 TRUST CERTIFICATE

                                      SPECIMEN



No.____                                                       _______Shares


     Richard A. Karp, the voting trustee of certain of the shares of capital stock of Catapult Communications Corporation, a California [Nevada] corporation (the "Company"), under a certain Voting Trust Agreement dated as of June____, 1998 (the "Agreement"), having received a certificate for__________ shares of_______________Stock of the Company pursuant to the Agreement, hereby certifies that Nancy Hood-Karp, as the registered holder hereof, shall be entitled to receive a certificate issued in her name or at her direction for fully paid shares of the Common Stock of the Company on the expiration of the Agreement with respect to such shares as provided in the Agreement, and until that time shall be entitled, pursuant to the terms of the Agreement, to receive payments equal to such dividends or distributions in cash or other property other than voting securities of the Company as may be collected by Trustee upon a like number of such shares held by him under the terms of the Agreement.

     This certificate is transferable only on the books of such trustee or his successor, and only in accordance with the terms of the Agreement by the registered holder in person or by her or his duly authorized attorney, and the holder hereof, by accepting this certificate, manifests her or his consent that such trustee or his successor may treat the registered holder hereof as the true owner for all purposes, except the delivery of share certificates, which delivery shall not be made without the surrender hereof.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR, AT THE REQUEST OF THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, A vOTING tRUST aGREEMENT DATED JUNE __, 1998, WHICH CONTAINS CERTAIN TRANSFER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.


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     IN WITNESS WHEREOF, Richard A. Karp, the voting trustee, has executed this certificate this___________day of_______________________, 199_.


                                      ________________________________
                                      Richard A. Karp, Trustee


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                                    EXHIBIT B

                                  TRANSFER NOTICE


     Pursuant to that certain Voting Trust Agreement dated as of June__, 1998 (the "Agreement"), Nancy Hood-Karp, the beneficiary of the voting trust created under the Agreement with respect to shares of the capital stock of Catapult Communications Corporation (the "Company"), hereby notifies Richard A. Karp, as trustee of said voting trust ("Trustee"), and Richard A. Karp, in his individual capacity ("RAK"), of Beneficiary's intention to transfer to _________________________ ("Transferee") Trust Certificates pertaining to
___________Shares of the Common Stock of the Company represented by Trust Certificate No(s). ____ for a price per share of $_________. Beneficiary authorizes and directs Trustee to issue and deliver a Trust Certificate to Transferee at the address set forth below and a Trust Certificate to Beneficiary for the balance of the Shares, if any, and to take any and all actions necessary to effect such transfer.

     Beneficiary acknowledges that this transfer is subject to certain restrictions in the Agreement, including, without limitation, the right of first refusal of RAK set forth in Section 2.2 thereof. Beneficiary understands that a condition precedent to the transfer of the interest in the trust which is the subject of this notice to any third party is that such third party shall become a party to the Agreement, and shall execute any and all instrument, and take all other actions, necessary to carry out the purposes of the Agreement.
Beneficiary understands that she may suffer adverse tax consequences as a result of her decision to transfer the Subject Certificates. Beneficiary represents that she has consulted with any tax consultants she deems advisable in connection with this transfer of the Subject Certificates and that she is not relying on Trustee, the Company or RAK for any tax advice.

     Beneficiary agrees to transfer the Subject Certificate(s) only in compliance with all applicable securities laws and rules, and Beneficiary shall be responsible for providing Trustee with any and all documents reasonably required by Trustee to substantiate and complete the intended transfer.

     All terms used in this notice and not otherwise defined shall have the respective meanings given them in the Agreement.

     This Transfer Notice is effective as of ___________________.


                                                _______________________________
                                                          Beneficiary

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                                     EXHIBIT C

                                    SALE NOTICE

                                ________________, ____

_________________________(Depositary)
_________________________
_________________________

Ladies and Gentlemen:

     Pursuant to that certain Voting Trust Agreement dated June__, 1998 among Richard A. Karp, as Trustee, Nancy Hood-Karp, as Beneficiary, Catapult Communications Corporation and you as the Depositary (the "Agreement"), the undersigned Beneficiary hereby gives notice that she desires to sell_______ Shares of the Common Stock of the Company (the "Subject Shares") in a public sale on the open market and requests immediate delivery to the address set forth below of (i) certificates representing not less than the number of Subject Shares and (ii) proper instruments of assignment and transfer duly endorsed in blank by the Trustee. All terms used herein which are not defined shall have the respective meanings given them in the Agreement.
                               ________________________
                               ________________________
                               ________________________
                               ________________________

     In connection with the request contained herein, Beneficiary agrees as follows:

     1. The Subject Shares will be sold in the open market and will not be sold in a transaction which is intended to circumvent the provisions of the Agreement and the voting trust created thereby.

     2. The Subject Shares will only be sold in compliance with all applicable securities laws and rules, including, without limitation, Rules 144 (if applicable) and 10b-5 promulgated by the Securities and Exchange Commission, if applicable. Beneficiary shall indemnify the Company, Trustee and Depositary for any breach of this paragraph.

     3. If any portion of the Shares representing by the certificates delivered in response to this notice remains unsold after thirty (30) days from the date the Subject Shares are delivered pursuant to this Notice, Beneficiary shall promptly redeliver, or cause to be redelivered, to the Depositary the certificates representing such Shares together with any unused instruments of assignment and transfer that were delivered with such Shares.

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                                           ______________________________
cc.  Richard A. Karp, Trustee                           Beneficiary

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